SUBSIDIARIES OF MDU RESOURCES GROUP, INC.

                        December 31, 1994


                                                   State or Other
                                                    Jurisdiction
                                                      in Which
                                                    Incorporated

Alaska Basic Industries, Inc.                              Alaska

Anchorage Sand and Gravel Company, Inc.                    Alaska

Centennial Energy Holdings, Inc.                         Delaware

Concrete, Inc.                                         California

Fidelity Oil Co.                                         Delaware

Fidelity Oil Holdings, Inc.                              Delaware

Gwinner Propane, Inc.                                    Delaware

Knife River Coal Mining Company                         Minnesota

KRC Aggregate, Inc.                                      Delaware

KRC Holdings, Inc.                                       Delaware

LTM, Incorporated                                          Oregon

Prairielands Energy Marketing, Inc.                      Delaware

Rogue Aggregates, Inc.                                     Oregon

WBI Canadian Pipeline, Ltd.                                Canada

Williston Basin Interstate Pipeline Company              Delaware